Exhibit 10.9

AGREEMENT TO AMEND SUBSCRIPTION AGREEMENT
IN MOPIE (BVI) LIMITED

This Agreement to Amend Subscription Agreement in Mopie (BVI) Limited (the “Agreement”) is made and entered into as of ___________, 2008, to be effective as of the Effective Date, as defined below, by and between MOPIE (BVI) LIMITED, a British Virgin Islands corporation (hereinafter referred to as the "Company"), and by _____, a/an _, residing and/or having a principal place of (Individual/Corporation/LLC/Trust/Partnership) business in    __________________________ (“Purchaser” or “Shareholder”), each    (State, City, Country) individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Purchaser previously entered into a Subscription Agreement effective (the “Effective Date”) in or around January, February, March or April 2008 (attached hereto as Exhibit A, the “Subscription”), pursuant to which Purchaser subscribed to purchase ___________ shares of common stock of the Company at USD$0.10 per share for total consideration of $_________________, in connection with a private placement of shares of common stock of the Company (the "Shares"), which Shares have not been issued to date.

WHEREAS, subsequent to completion of the private placement, it has become apparent that the Company will not have a sufficient number of authorized shares to satisfy all of its corporate obligations.

WHEREAS, it is necessary for the Company to increase the purchase price per Share paid by the Purchaser and other purchasers who subscribed for shares in connection with the private placement, so that the Company will be able to issue fewer overall shares in connection with the private placement and retain additional authorized but unissued shares with which it may satisfy its other corporate obligations (the “Share Adjustments”).

WHEREAS, both Parties acknowledge and understand that it will be mutually beneficial for the Company to affect the Share Adjustments and issue fewer overall shares in connection with the private placement, so that the Company will be able to satisfy its other corporate obligations.

WHEREAS, the Parties now desire to amend the terms of the Subscription on the terms and conditions set forth below.

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration the Parties acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.	Amendment to Subscription.

The Parties agree to amend the terms of the Subscription to provide that the purchase price of Shares of the Company will be USD$0.50 per Share, in lieu of the USD$0.10 price per Share originally provided for in the Subscription (the “Price Change”); further, as a result of the Price Change, Purchaser will receive one fifth (1/5) of the Shares originally subscribed for in the Subscription.

2.	Effect of Stock Purchase and Note Amendment.

The Parties agree and warrant that all the terms and conditions of the Subscription that have not been amended by this Agreement and are not in conflict with this Agreement will continue to be in full force and effect upon the Effective Date of this Agreement.   Furthermore, the Shareholder reaffirms that the disclosures and representations made by the Shareholder in the Subscription are true and correct as of the date of this Agreement.

3.	Miscellaneous.

(a)
Assignment.  All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b)	Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction.

(c)
Entire Agreement, Amendments and Waivers.  This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof.  No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

(d)	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(e)	Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(f)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank.  Signature page follows.]

           This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

MOPIE (BVI) LIMITED

BY:_________________________________
Michael Wainstein, Director

PURCHASER

____________________________________
Name of Corporation [If applicable]
(please type or print)

By:_________________________________

Name:______________________________

Title:________________________________